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                                                                     EXHIBIT e.4


                        DISTRIBUTION SERVICES AGREEMENT
                                       OF
                               TIME HORIZON FUNDS


[NAME OF SERVICE ORGANIZATION]


Ladies and Gentlemen:

         We wish to enter into this Distribution Services Agreement with you concerning the provision of distribution services and administrative support services to your clients ("Clients") who may from time to time own of record or beneficially Class B shares ("Shares") of one or more of the investment portfolios ("Portfolios") of the Time Horizon Funds (the "Company"). The terms and conditions of this Agreement are as follows:

         1. You agree to provide distribution services to Clients who may from time to time own shares of record or beneficially including (i) advertising and marketing of Shares, including but not limited to, advertising or marketing via radio, television, newspapers, magazines, telemarketing or direct mail solicitations; (ii) preparing, printing and distributing prospectuses for Shares (except those used for regulatory purposes or distribution to existing shareholders of the Company; which is considered a non-12b-1 expense); (iii) aggregating and processing purchase, exchange, and redemption orders for Clients; (iv) establishing and maintaining accounts and records relating to Clients that invest in Shares; and (v) other similar services that we may reasonably request to the extent permitted under applicable law.

         2. You will act solely as agent for, upon the order of, and for the account of, your Clients.

         3. You will provide at your own expense such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide such services to Clients.

         4. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us or the Portfolios except those contained in the Company's then current prospectuses for such shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

         5. For all purposes of this Agreement you will be deemed to be an independent contractor and will have no authority to act as agent for us or the Company in any matter or in any respect. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.





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         6.      In consideration of the services and facilities provided by you hereunder, we will pay to you and you will accept as full payment therefore, a fee at the annual rate of .75 of 1% of the average daily net asset value of a Portfolio's shares owned of record or beneficially by your Clients for whom you are the dealer of record or holder of record or with whom you have a servicing relationship (the "Clients Shares"), which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 6, the average daily net asset value of the Clients Shares will be computed in the manner specified in the Company's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of the Portfolio's shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of share of the Portfolios, including the sale of such shares to you for the account of any Client or Clients.

         7. You acknowledge that you will provide to the Company's Board of Trustees, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In connection with such reviews, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of some or all of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to the Company's Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

         8. We may enter into other similar Distribution Services Agreements with any other person or persons without your consent.

         9. By your written acceptance of this Agreement, you represent, warrant and agree that (i) the compensation payable to you hereunder and the receipt of such compensation by you hereunder, together with any other compensation you receive from Clients in connection with the investment of their assets in shares of the Portfolios, is permissible under applicable law, including without limitation the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), will be disclosed to your Clients, will be authorized by your Clients and will not be excessive or unreasonable; (ii) all authorizations (if any) required for your lawful execution of this Agreement and your performance hereunder have been obtained; and (iii) you are either registered as a transfer agent or broker-dealer pursuant to the Securities Exchange Act of 1934, as amended, and any applicable state securities law, or are not required to do so. You further agree to abide by all applicable laws, including without limitation, all applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended and all applicable rules and regulations thereunder.

         10. This Agreement will become effective as of the date you accept this Agreement as set forth below. Unless sooner terminated, this Agreement will continue until October 31, 1998, and thereafter will continue automatically for successive annual periods, provided such continuance is





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specifically approved at least annually by the Company in a manner described in
Section 13. This Agreement is terminable with respect to any Portfolio without penalty, at any time by the Company (which termination may be by vote of a majority of our Disinterested Trustees as defined in Section 13 or by vote of the holders of a majority of the outstanding shares of the Portfolio), by us or by you upon notice to the other party hereto. This Agreement will terminate in the event of its assignment (as defined in the Investment Company Act of 1940).

         11. All notices and other communications to either you or us will be effective upon receipt at such address provided by each party for such purpose.

         12. This Agreement shall be construed in accordance with the internal laws of the State of Delaware without giving effect to principles of conflict of laws.

         13. This Agreement has been approved by vote of a majority of (i) the Company's Board of Trustees and (ii) those Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) and have no direct or indirect financial interest in the operation of the Distribution Services Plan regarding the provision of distribution services to the record or beneficial owners of shares or in any agreements related thereto ("Disinterested Trustees") cast in person at a meeting called for the purpose of voting on such approval.





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         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to Bank of America National Trust and Savings Association.

                                        Very truly yours,


                                        BANK OF AMERICA NATIONAL TRUST
                                         AND SAVINGS ASSOCIATION

                                        By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Its:
                                                --------------------------------



                                        ACCEPTED:

                                        ----------------------------------------
                                            Name of Institution

                                        By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Its:
                                                --------------------------------
                                            Date:
                                                 -------------------------------





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